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                                                                   Exhibit 23.2



                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1996 on the audited consolidated financial statements of The Phoenix Resource Companies, Inc. and subsidiaries included in The Phoenix Resource Companies, Inc. Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                     /s/ Arthur Andersen LLP
                                                     -----------------------
                                                         ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
September 24, 1996